UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020 (November 2, 2020)

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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.
☐

Item 7.01.  Regulation FD Disclosure.

Note: The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by Molina Healthcare, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that dissemination of the information is required by Regulation FD.

Uses and Definitions of Non-GAAP Financial Measures

The financial data provided to potential investors in connection with the Offering (as defined in Item 8.01 of this report) includes non-GAAP financial measures, including, EBITDA and Adjusted EBITDA (collectively, the “Non-GAAP Financial Measures”). The Non-GAAP Financial Measures are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the U.S. (“GAAP”).  The Company believes that the Non-GAAP Financial Measures are useful supplemental measures to investors in comparing its performance to the performance of other public companies in the health care industry.
The Company defines EBITDA as net (loss) income adjusted for interest, taxes, depreciation and amortization.

The Company defines Adjusted EBITDA as EBITDA adjusted for non-cash stock-based compensation expense and other non-cash or non-recurring charges.

EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. With respect to EBITDA and Adjusted EBITDA, some of these limitations are that EBITDA and Adjusted EBITDA:
•	exclude certain tax payments that may represent a reduction in cash available to the Company;
•	do not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•	do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	do not reflect the significant interest expense, or the cash requirements, necessary to service interest or principal payments on the Company’s debt;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	may be calculated differently than other companies in the Company’s industry, limiting their usefulness as comparative measures.

In addition to the foregoing, Adjusted EBITDA adjusts for certain exceptional items that reflect cash payments that were made, or will be made, in the future.
Because of these limitations, the Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to the Company to invest in the growth of the Company’s business. The Company compensates for these limitations by relying primarily on its GAAP results and using the Non-GAAP Financial Measures only on a supplemental basis.
The following EBITDA and Adjusted EBITDA information was provided to potential investors in connection with the Offering:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2019	2020	2019	2020
	(dollars in millions)
Net income	$175	$185	$569	$639
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	21	23	68	64
Interest expense	22	27	67	72
Income tax expense	58	77	181	271
EBITDA	$276	$312	$885	$1,046
Stock-based compensation	10	15	29	43
Non-cash or non-recurring charges(a)	1	10	8	10
Adjusted EBITDA	$287	$337	$922	$1,099
(a)
Represents non-cash or non-recurring charges of (i) $1 million related to loss on debt extinguishment for the three months ended September 30, 2019, (ii) $10 million related to the premium deficiency reserve in Puerto Rico for the three months ended September 30, 2020, (iii) $8 million related to loss on debt extinguishment for the nine months ended September 30, 2019 and (iv) $10 million related to the premium deficiency reserve in Puerto Rico for the nine months ended September 30, 2020.

Item 8.01.  Other Events.
On November 2, 2020, the Company issued a press release announcing it intends to privately offer (the “Offering”), subject to market and other conditions, $650 million aggregate principal amount of senior notes due 2030 (the “Notes”). The Notes are to be offered and sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act, and to certain persons outside the United States in reliance on Regulation S under the Securities Act. The full text of the press release is attached as Exhibit 99.1.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits:
Exhibit No.	Description

99.1	Press release of Molina Healthcare, Inc. issued November 2, 2020
104	Cover page information from Molina Healthcare, Inc.’s Current Report on Form 8-K filed on November 2, 2020 formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: November 2, 2020	By:	/s/ Jeff D. Barlow
Jeff D. Barlow, Chief Legal Officer and Secretary